UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024 (February 28, 2024)

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

 On February 28, 2024, the Company received a notification letter from the Listing Qualifications Department of The Cboe BZX Exchange, Inc. (“Cboe BZX”) notifying the Company that its Common Stock did not maintain a minimum bid price of $1.00 over 30 consecutive business days as required by Cboe BZX Listing Rule 14.9(e)(1)(B) (the “Minimum Bid Price Requirement”). The receipt of the Cboe notification letter does not result in the immediate delisting of the Company’s Common Stock from the Cboe BZX and has no immediate effect on the listing or trading of the Company’s Common Stock on the Cboe BZX, under the symbol “SING.” This determination starts a 180-day period ending on August 26, 2024, for the Company to comply with the Minimum Bid Price Requirement. If at any time before August 26, 2024, the closing bid price of the Company's Common Stock is at least $1.00 for a minimum of 10 consecutive business days, unless the Cboe BZX exercises its discretion to extend this 10 day period, the Company will be deemed to have regained compliance with the Minimum Bid Price Requirement, following which, Cboe BZX will provide a written confirmation of compliance and the matter will be closed.

In the event that the Company does not regain compliance by August 26, 2024, the Company may be eligible for an additional 180 calendar day grace period provided that it meets the applicable market value of publicly held shares required for continued listing and other applicable standards for initial listing of its Common Stock on the Cboe BZX (other than the Minimum Bid Price Requirement). To be eligible, the Company will also need to provide a written notice of its intention to cure the deficiency during this second compliance period. If the Company does not regain compliance with the Minimum Bid Price Requirement during the second 180 calendar day grace period, and is ineligible for an additional grace period, Cboe BZX will provide written notice that the Common Stock of the Company is subject to delisting from the Cboe BZX. In that event, the Company may appeal the determination to a Cboe BZX hearings panel.

The Company intends to closely monitor the closing bid price of the Common Stock and consider all available options to remedy the bid price deficiency, but no decision regarding any action has yet been made.  The Company issued a press release dated March 5, 2024, regarding the Minimum Price Requirement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
99.1	Press Release dated March 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: March 5, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

3